FOR IMMEDIATE RELEASE
Contact: Nick Zangari
(502) 394-1157
Nick.Zangari@kyderby.com
Churchill Downs Incorporated Announces Annual Dividend Increase, 3-for-1 Stock Split, and $300 Million Share Repurchase Program
LOUISVILLE, Ky. (October 31, 2018) - Churchill Downs Incorporated (“CDI” or “the Company”) (Nasdaq: CHDN) today announced that at its regularly scheduled meeting held on October 30, 2018, the Board of Directors approved a 7 percent increase to the Company’s annual dividend, a 3-for-1 stock split, and a new $300 million share repurchase program.
"Today's actions reflect our Board of Directors' confidence in CDI’s long-term performance and ability to deliver growth and returns to our investors," said Bill Carstanjen, CEO of CDI. “Our share price has increased considerably as we have expanded our business and we believe a stock split will increase liquidity and make equity ownership in CDI more accessible.”
Annual Dividend Increase
CDI’s Board of Directors approved an annual cash dividend of $1.63 per outstanding share, a 7 percent increase over the prior year, on CDI’s common stock, payable on January 4, 2019 to shareholders of record on December 7, 2018. This marks the eighth consecutive year that the Company has increased the dividend.
3-for-1 Stock Split
CDI’s Board of Directors also approved a 3-for-1 split of the Company’s common stock. The stock split will be effectuated by distributing to each shareholder two additional shares for every outstanding share held as of January 11, 2019. The Company expects the additional shares to be distributed on January 25, 2019, and the stock to begin trading at the split-adjusted price starting on January 28, 2019.
$300 Million Share Repurchase Program
CDI’s Board of Directors approved a new share repurchase program of up to $300 million. The new program replaces the prior $250 million program that was authorized in April 2017 and had an unused amount of $78.3 million. The new authorized amount includes and is not in addition to the unused amount remaining under the prior authorization. Repurchases may be made at management's discretion from time to time on the open market (either with or without a 10b5-1 plan) or through privately negotiated transactions. The repurchase program has no time limit and may be suspended or discontinued at any time.
About Churchill Downs Incorporated
Churchill Downs Incorporated ("CDI") (Nasdaq: CHDN), headquartered in Louisville, Ky., is an industry leading racing, gaming and online entertainment company anchored by our iconic flagship event - The
Kentucky Derby. We are the largest legal online account wagering platform for horseracing in the U.S., through our ownership of TwinSpires.com. We are also a leader in brick-and-mortar casino gaming with approximately 8,000 gaming positions in six states. We have launched our BetAmerica Sportsbook at our two Mississippi casino properties and have announced our plans to enter additional U.S. real money online gaming and sports betting markets. Derby City Gaming, the first historical racing machine (“HRM”) facility in Louisville, was opened in September 2018 with 900 HRM machines.  Additional information about CDI can be found online at www.churchilldownsincorporated.com.
Information set forth in this presentation contains various “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Act”), which provides certain “safe harbor” provisions. All forward-looking statements made in this presentation are made pursuant to the Act. Forward-looking statements are typically identified by the use of terms such as “anticipate,” “believe,” “could,” “should,” “would,” “estimate,” “may,” “project,” and similar words, although some forward-looking statements are expressed differently.

The reader is cautioned that such forward-looking statements are based on information available at the time and/or management’s good faith belief with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in the statements. Such risks and uncertainties and other factors include, but are not limited to: economic conditions on discretionary spending; additional or increased taxes and fees; public perceptions or lack of confidence in the integrity of our business; loss of key or highly skilled personnel; restrictions in our debt facilities limiting our flexibility to operate our business; catastrophic events and system failures disrupting our operations; security breaches and other security risks related to our technology, personal information, source code and other proprietary information; and other risks and uncertainties described in our reports on Form 10-K, Form 10-Q and Form 8-K filed with the Securities and Exchange Commission. We assume no obligation to update forward-looking information to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information.